Exhibit 10.39

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

AMENDMENT TO LICENSE AND DISTRIBUTION AGREEMENT

This Amendment to License and Distribution Agreement (this “Amendment”) is made and effective as of August 31, 2005 by and between Keurig, Incorporated, a Delaware corporation (“Keurig”), and Diedrich Coffee, Inc., a Delaware corporation (“Diedrich”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in that certain License and Distribution Agreement dated as of July 29, 2003 by and between Keurig and Diedrich, as amended (as so amended, the “License Agreement”).

RECITALS:

Keurig and Diedrich desire to modify certain terms of the License Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

A.	Amendments to the License Agreement.

1.	Section 1.8: Section 1.8 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“1.8	Food Service and Retail Location(s): Establishments such as convenience stores, restaurants, supermarkets, hospitals, motels, sandwich shops, delicatessens, bars, bakery shops and other similar retail outlets that purchase Keurig AFH Products from Licensed Roasters or Keurig for the exclusive purpose of on premises use and Keurig AH Products and K-Cups from Licensed Roasters or Keurig for the exclusive purposes of on premises use or consumption or direct resale to AH consumers within the Territory. The term Food Service and Retail Locations excludes (1) wholesale clubs, including, but not limited to, Costco, Sam’s Club and BJ’s (“Wholesale Clubs”), unless and until Keurig sells K-Cups to Wholesale Clubs or permits any other Licensed Roaster to do so, (2) office product superstores, including, but not limited to, Staples and Office Max (“Office Superstores”), unless and until Keurig sells K-Cups to Office Superstores or permits any other Licensed Roaster to do so, and (3) grocery stores in Canada until October 1, 2005, unless and until Keurig sells K-Cups to such grocery stores or permits any Licensed Roaster other than Van Houtte, Inc. to sell K-Cups to such grocery stores.”

2.	Section 1.14: Section 1.14 of the License Agreement is hereby deleted in its entirety and replaced with the following:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“1.14	Keurig Reseller(s): A company that purchases Keurig AH Products from Licensed Roasters or Keurig and K-Cups from Licensed Roasters or Keurig for the exclusive purpose of direct resale to AH consumers within the Territory. The term “Keurig Reseller” excludes (1) Wholesale Clubs, unless and until Keurig sells Keurig AH Products or K-Cups to Wholesale Clubs or permits any other Licensed Roaster to do so, (2) Office Superstores, unless and until Keurig sells Keurig AH Products or K-Cups to Office Superstores or permits any other Licensed Roaster to do so, and (3) grocery stores in Canada until October 1, 2005, unless and until Keurig sells Keurig AH Products or K-Cups to such grocery stores or permits any Licensed Roaster other than Van Houtte, Inc. to do so.”

3.	Section 2.1.2.3: Section 2.1.2.3 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“2.1.2.3	Notwithstanding anything contained hereinabove, Diedrich’s AH License shall not include the right to sell Diedrich K-Cups to Wholesale Clubs or Office Superstores, unless and until Keurig sells K-Cups to such respective channel or permits any other Licensed Roaster to sell K-Cups to such respective channel; nor shall Diedrich’s AH License to sell Diedrich K-Cups to customers that are grocery stores in Canada commence until October 1, 2005, unless and until Keurig sells K-Cups to such grocery stores or permits any Licensed Roaster other than Van Houtte, Inc. to sell K-Cups to such grocery stores.”

4.	Section 2.4.1: Section 2.4.1 is hereby deleted in its entirety and replaced with the following:

“2.4.1

Keurig shall be able to purchase its requirements for K-Cups from Diedrich under (i) Section 2.1.1.1 for the AFH market and (ii) Section 2.1.2.1 for the AH market based on Diedrich’s standard credit and pricing policies at [* * *] offered to other Diedrich K-Cup AFH or AH wholesale customers, other than majority or wholly owned subsidiaries, [* * *] and with other such terms and conditions that are substantially the same. Notwithstanding any provisions to the contrary, Keurig may resell Diedrich K-Cups without restrictions except as follows: (1) Keurig may not resell Diedrich K-Cups to KADs, KARDs and RNKADs without Diedrich’s prior written authorization; (2) Keurig may resell Diedrich K-Cups to, or through, Wholesale Clubs and Office Superstores only as part of an assortment that includes more than two (2) brands; (3) in addition to the restrictions contained in Section 2.1.3, Keurig shall not knowingly solicit AFH customers for Diedrich K-Cup sales unless package marketed with Keurig AH Brewers; (4) Keurig shall use commercially reasonable efforts to ensure that sales by Keurig Resellers of Diedrich K-Cups purchased from and knowingly sold by Keurig are subject in all respects to the abovementioned terms and restrictions,

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

provided, however that if Diedrich is also selling Diedrich K-Cups to such Keurig Resellers clause (3) shall not apply to such Keurig Resellers. [* * *]. “Retail Customers” are defined to be all end-user AH or AFH consumers to include Offices. Notwithstanding the foregoing, any Keurig sales of Diedrich K-Cups in accordance with such retail terms, pricing and conditions will not be considered a violation of any restriction of this section 2.4.1; Keurig may sell to any KAD whose agreement with Keurig has been terminated (a “Terminated KAD”) the brands of K-Cups that such Terminated KAD was purchasing at the time of its termination without restriction; and, subject to Diedrich’s approval, Keurig may sell Diedrich K-Cups to any OCS Distributor who is considering becoming a KAD (a “Prospect”). Notwithstanding the foregoing, if Keurig should desire any changes in the nature of packaging of Diedrich K-Cups that are different from Diedrich’s standard packaging of Diedrich K-Cups, Diedrich shall in its discretion decide whether to implement such changes, provided, however, that if such changes are implemented, Diedrich shall charge Keurig for actual additional costs or credit Keurig for actual cost savings resulting from such changes.”

B.	Miscellaneous.

1.	Except as amended hereby, all other terms and conditions of the License Agreement shall continue in full force and effect. In the event of conflict between the terms of this Agreement and the terms of the License Agreement, the terms of this Agreement shall control.

2.	This Amendment and the License Agreement, as incorporated by reference herein, represent the entire understanding and agreement between the parties as to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the Parties as to the subject matter hereof.

3.	This Amendment maybe executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

IN WITNESS WHEREOF, the parties have executed this Amendment as of and effective the date first above written.

KEURIG, INCORPORATED

/s/ Nicholas Lazaris
By:	Nicholas Lazaris
Title:	President and Chief Executive Officer

DIEDRICH COFFEE, INC.

/s/ Roger Laverty
By:	Roger Laverty
Title:	President and Chief Executive Officer

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